UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Faraday Future Intelligent Electric Inc., (the “Company”) on June 27, 2023 (the “June 2023 Form 8-K), pursuant to the Joinder and Amendment Agreement with FFVV dated June 26, 2023 (the “FFVV Joinder”), the Company agreed to enter into an amendment if FF Simplicity Ventures LLC, an affiliate of FF Vitality Ventures LLC (“FFVV”), or a permitted assign exercised its option to purchase an additional $10,000,000 of Tranche B Notes in accordance with the terms of the Securities Purchase Agreement, dated as of August 14, 2022 (as amended as of the date of the FFVV Joinder),within the timeframes set forth in the FFVV Joinder.  Pursuant to the FFVV Joinder, FFVV funded the additional $10,000,000 of Tranche B Notes in a funding for $2,222,222.22 on August 24, 2023 and a funding for $7,777,777.78 on August 29, 2023. Consequently, in accordance with the FFVV Joinder, on September 21, 2023, the Company entered into the Amendment Agreement (the “FFVV Amendment”) with FFVV to that certain Securities Purchase Agreement dated as of May 8, 2023 (the “Unsecured SPA”), by and among the Company and the purchasers from time to time party thereto (collectively, the “Unsecured SPA Purchasers”) pursuant to which FFVV agreed to purchase unsecured convertible senior promissory notes in an aggregate principal amount of up to $20,000,000 (collectively, the “New Notes”) subject to terms substantially identical to those provided in the FFVV Joinder (including, without limitation, the funding date timeline).

Accordingly, pursuant to the FFVV Amendment, FFVV agreed to purchase the New Notes in installments, as follows: (i) $2.5 million in principal amount under the New Notes within five business days after the satisfaction of the closing conditions described below (the “Closing Conditions”) or such earlier business day as designated by FFVV by notice to the Company (the “First Closing”); (ii) $2.5 million in principal amount under the New Notes within 15 business days after the First Closing (the “Second Closing”); (iii) $2.5 million in principal amount under the New Notes within 15 business days after the Second Closing (the “Third Closing”); (iv) $2.5 million in principal amount under the New Notes within 15 business days after the satisfaction of the Closing Conditions (the “Fourth Closing”); (v) $2.5 million in principal amount under the New Notes within 15 business days after the Fourth Closing (the “Fifth Closing”); (vi) $2.5 million in principal amount under the New Notes within 15 business days after the Fifth Closing (the “Sixth Closing”); (vii) $2.5 million in principal amount under the New Notes within 15 business days after the Sixth Closing (the “Seventh Closing”); and (viii) $2.5 million in principal amount under the New Notes within 15 business days after the Seventh Closing (the “Eighth Closing,” and each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, a “Closing”).

The conversion price of the New Notes shall be $71.40 subject to adjustment, as set forth in the Unsecured SPA. The floor price of the New Notes shall be $3.6320 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter) (or such lower amount as may be permitted under Nasdaq rules from time to time).

The terms and conditions of the New Notes cannot be amended, modified, supplemented or amended and restated without the consent of FFVV.

The funding at each Closing is subject to the following Closing Conditions: (a) an effective registration statement with respect to the shares of Common Stock issuable upon exercise of the warrants issuable under the Unsecured SPA and the shares of Common Stock issued and issuable pursuant to the terms of the New Notes (including, without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the New Notes in accordance with the terms thereof) (collectively, the “Underlying Shares”) for such Closing and (b) the Company shall have reserved the Required Reserve Amount (defined below) in full as of such Closing Date.

Pursuant to the FFVV Amendment, FFVV may not convert any New Notes to the extent that such conversion would result to FFVV, together with its affiliates and other persons acting as a group together FFVV, would beneficially own in excess of 4.99% of the number of the shares of Common Stock outstanding prior to giving effect to such conversion (the “Notes Beneficial Ownership Limitation”). Upon notice to the Company, FFVV may increase or decrease the Notes Beneficial Ownership Limitation, provided it shall not exceed 4.99% of the number of shares of Common Stock outstanding after giving effect to such conversion. In addition, pursuant to the FFVV Amendment, the warrants issued to FFVV in connection with the New Notes (the “FFVV Warrants”) shall be subject to a beneficial ownership limitation (the “Warrants Beneficial Ownership Limitation”) that is 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the exercise of such FFVV Warrant, which Warrants Beneficial Ownership Limitation may also increase or decrease provided it shall not exceed 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such FFVV Warrant, subject to the provision of the FFVV Warrant.

At any time any New Notes remain outstanding, the Company shall use reasonable best efforts to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Common Stock issuable upon conversion of all the New Notes then outstanding (collectively, the “Required Reserve Amount”). The Required Reserved Amount shall not be reduced other than proportionally in connection with any conversion, exchange and/or redemption, as applicable. If the Company lacks shares sufficient to meet the Required Reserved Amount, it shall use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders and obtain stockholder approval to increase the Company’s authorized number of shares of Common Stock, and voting the management shares of the Company in favor of such an increase.

The foregoing description of the FFVV Amendment does not purport to be complete and is qualified in its entirety by the full text of the FFVV Warrant, FFVV Amendment and Form of New Notes filed as Exhibits 4.1, 10.1, and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the issuance of the FFVV Note and the FFVV Amendment is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.

On September 22, 2023, the Company entered into a Securities Purchase Agreement with FFVV, pursuant to which the Company issued and sold an aggregate of $12,514.60 shares of Common Stock (representing 2,000 shares of Common Stock at a price of $6.2573/share) (the “Shares”).

The offer, sale and issuance of the New Notes, the FFVV Warrant, the New Notes, and the Shares to FFVV were made in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

On September 20, 2023, the Company issued 2,621,940 shares of Common Stock to Metaverse Horizon Limited (“MHL”), who is a holder of the Company’s senior unsecured convertible promissory notes (the “Unsecured Notes”) issued pursuant to the Unsecured SPA, upon settlement of conversion of principal amounts under the terms of the Unsecured Notes. The shares were issued upon conversion of the principal amounts under the notes to MHL pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(9) thereof.

Item 8.01 Other Events.

As previously disclosed in the June 2023 Form 8-K, FFVV agreed to purchase, pursuant to the FFVV Joinder, up to $40,000,000 in an aggregate principal amount of the Company’s unsecured convertible senior promissory notes (collectively, the “Joinder Note”) under the Unsecured SPA in installments of $5,000,000, subject to the satisfaction of certain closing conditions. On September 21, 2023, FFVV purchased $5,000,000 aggregate principal amount of the Joinder Note representing the first installment payment. While the closing conditions for this funding were satisfied, FFVV waived its right to delay funding if the VWAP (as defined in Joinder Note) for the Company’s Common Stock was less than $8.00 for the 5 trading days ending on the closing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
4.1	Common Stock Purchase Warrant, dated September 21, 2023, issued to FF Vitality Ventures LLC.
10.1	Amendment Agreement, dated as of September 21, 2023, among Faraday Future Intelligent Electric Inc. and FF Vitality Ventures LLC
10.2	Unsecured Convertible Senior Promissory Note, dated September 21, 2023, issued to FF Vitality Ventures LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: September 22, 2023	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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